Exhibit 99.1

Surmodics Reports Second Quarter Fiscal 2022 Results

EDEN PRAIRIE, Minn.--(BUSINESS WIRE)--April 27, 2022--Surmodics, Inc. (Nasdaq: SRDX), a leading provider of medical device and in vitro diagnostic technologies to the healthcare industry, today announced results for its fiscal 2022 second quarter ended March 31, 2022 and updated its financial outlook for its fiscal 2022.

Summary of Second Quarter and Recent Highlights

  Revenue of $26.1 million, a sequential increase of 13%
  Record In Vitro Diagnostics revenue of $7.7 million
  GAAP EPS of $(0.29), non-GAAP EPS of $(0.22)
  Double-digit product sales growth year-over-year from both Medical Device and In Vitro Diagnostics businesses

“In our second quarter, we continued to grow our customer pipeline and secure new customer accounts for our Sublime™ radial and Pounce™ arterial thrombectomy platforms, further validating our commercialization strategy,” said Gary Maharaj, President and CEO of Surmodics, Inc. “In addition, we made progress on our SurVeil™ DCB PMA application by submitting responses to key information requested by the FDA.”

Second Quarter Fiscal 2022 Financial Results
Total revenue for the second quarter of fiscal 2022 was $26.1 million, a sequential increase of 13% from total revenue of $23.0 million in the first quarter of fiscal 2022. Total revenue was $35.0 million in the prior-year second quarter, which included $10.8 million in revenue recognized on a $15 million clinical report milestone payment. Medical Device revenue was $18.5 million for the second quarter of fiscal 2022, compared to $27.9 million in the prior-year period. Medical Device revenue in the second quarter of fiscal 2022 includes $1.4 million from our Development and Distribution Agreement with Abbott Vascular, Inc. (“Abbott”) for the SurVeilTM drug-coated balloon, compared to $12.5 million in the prior-year quarter, which included the revenue recognized on the clinical report milestone payment. In Vitro Diagnostics revenue was $7.7 million for the second quarter of fiscal 2022, compared to $7.1 million in the prior-year quarter, an increase of 8% and a new record for the In Vitro Diagnostics business.

Diluted GAAP earnings per share in the second quarter of fiscal 2022 was a loss per share of $(0.29), compared to earnings per share of $0.58 in the same prior-year period. On a non-GAAP basis, loss per share in the second quarter of fiscal 2022 was $(0.22), compared to earnings per share of $0.62 in the same prior-year quarter.

As of March 31, 2022, Surmodics reported cash and investments totaling $26.7 million and $10 million in outstanding borrowings on its $25 million line of credit. Surmodics reported $4.2 million of cash used in operating activities and $1.2 million in capital expenditures for the second quarter of fiscal 2022.

Updated Fiscal 2022 Guidance
As a result of our operating performance for the first six months of fiscal 2022, we are raising our full-year revenue and EPS guidance for fiscal 2022. We are increasing our fiscal 2022 revenue expectations to a range of $98 million to $101 million, from our previous range of $97 million to $101 million. We are raising our fiscal 2022 diluted GAAP EPS expectations to a range from a loss per share of $(1.70) to $(1.35), which reflects continued investments to accelerate the Company’s strategy. Non-GAAP diluted EPS for fiscal 2022 is expected to range from a loss per share of $(1.42) to $(1.07).

Surmodics has the potential to receive a $30 million milestone payment during fiscal 2022 or fiscal 2023 related to premarket approval of the SurVeil DCB pursuant to the Abbott Development and Distribution Agreement. The potential revenue associated with the $30 million milestone payment would be approximately $25 million. The milestone payment is reduced to $27 million if premarket approval is received after December 31, 2022. As has been the Company’s practice with past guidance, revenue from regulatory-related milestones is not included in guidance until they are achieved.

Conference Call Today at 7:30 a.m. CT (8:30 a.m. ET)
Surmodics is hosting a webcast at 7:30 a.m. CT (8:30 a.m. ET) today to discuss second quarter results. To access the webcast, go to the investor relations portion of the Company’s website at https://surmodics.gcs-web.com and click on the webcast icon, or dial in at 888-394-8218 and enter conference call ID passcode 9978316. The webcast will be archived on the Company’s website for 90 days. A replay of the second quarter conference call will be available by dialing 888-203-1112 and entering conference call ID passcode 9978316. The audio replay will be available beginning at 10:30 a.m. CT on Wednesday, April 27, 2022, until 10:30 a.m. CT on Wednesday, May 4, 2022.

About Surmodics, Inc.
Surmodics is a leading provider of surface modification technologies for intravascular medical devices and chemical components for in vitro diagnostic immunoassay tests and microarrays. Surmodics is pursuing development and commercialization of highly differentiated medical devices that are designed to address unmet clinical needs and engineered to the most demanding requirements. This key growth strategy leverages the combination of the Company’s expertise in proprietary surface technologies, along with enhanced device design, development, and manufacturing capabilities. The Company mission remains to improve the detection and treatment of disease. Surmodics is headquartered in Eden Prairie, Minnesota. For more information, visit www.surmodics.com. The content of Surmodics’ website is not part of this press release or part of any filings that the Company makes with the Securities and Exchange Commission (“SEC”).

Safe Harbor for Forward-looking Statements
This press release, and disclosures related to it, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements regarding our fiscal 2022 strategic objectives and our ability to deliver on our fiscal 2022 financial and strategic objectives; our revenue and loss expectations for fiscal 2022 and beyond, including our fiscal 2022 financial guidance; expectations regarding full-year fiscal 2022 income tax benefit; expectations regarding revenue growth; expectations regarding actions related to the U.S. Food and Drug Administration’s (“FDA”) review of the premarket approval application for, and the potential FDA approval of, our SurVeil DCB; the potential receipt of a premarket approval milestone payment from Abbott; expectations regarding the potential presentation of data from the SWING first-in-human clinical trial; the Company’s strategy; expectations regarding the U.S. launch of the SurVeil DCB; plans for clinical product evaluations; expectations regarding revenue from our Sublime and Pounce product portfolios; expectations regarding fiscal 2022 operating expenses; and our anticipated fiscal 2022 year-end cash balance, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including, without limitation: (1) our ability to successfully develop and commercialize our SurVeil DCB (including realization of the full potential benefits of our agreement with Abbott), AvessTM DCB, SundanceTM DCB, and other proprietary products; (2) whether and when the FDA grants premarket approval to the SurVeil DCB; (3) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market, and sell products incorporating our technologies; (4) possible adverse market conditions and possible adverse impacts on our cash flows; (5) the impacts, duration, and severity of the global COVID-19 pandemic and the effects of responses to it on healthcare systems, the general economy, our business partners, and our operations; (6) our ability to integrate the acquisition of Vetex Medical Limited successfully and realize the anticipated benefits of the acquisition; (7) current and future supply chain constraints; (8) whether anticipated increases in our operating expenses are effective in generating profitable revenues; and (9) the factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 and subsequent SEC filings. These reports are available in the Investors section of our website at https://surmodics.gcs-web.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information
In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Surmodics is reporting non-GAAP financial results including EBITDA and Adjusted EBITDA, non-GAAP operating (loss) income, non-GAAP operating (loss) income percentage, non-GAAP (loss) income before income taxes, non-GAAP net (loss) income, non-GAAP diluted (loss) earnings per share, and the non-GAAP effective income tax rate. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financial statements, provide meaningful insight into our operating performance excluding certain event-specific matters, and provide an alternative perspective of our results of operations. We use non-GAAP measures, including those set forth in this release, to assess our operating performance and to determine payouts under our executive compensation programs. We also are providing guidance on a range of non-GAAP diluted loss per share for fiscal 2022. We believe that presentation of certain non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors and facilitates comparisons of our current results of operations. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact on our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for the specific periods presented, which are attached to this release.

Surmodics, Inc. and Subsidiaries Condensed Consolidated Statements of Operations (in thousands, except per share data) (Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2022	2021	2022	2021

Revenue:
Product sales	$13,964	$11,783	$26,308	$21,885
Royalties and license fees	9,844	20,052	17,943	29,386
Research, development and other	2,298	3,160	4,858	6,021
Total revenue	26,106	34,995	49,109	57,292
Operating costs and expenses:
Product costs	5,107	4,170	9,604	7,913
Research and development	13,712	12,875	25,375	23,757
Selling, general and administrative	11,116	7,907	20,311	14,930
Acquired intangible asset amortization	1,071	560	2,160	1,116
Total operating costs and expenses	31,006	25,512	57,450	47,716
Operating (loss) income	(4,900)	9,483	(8,341)	9,576
Other (expense) income	(102)	42	(179)	(157)
(Loss) income before income taxes	(5,002)	9,525	(8,520)	9,419
Income tax benefit (provision)	919	(1,438)	1,625	(1,606)
Net (loss) income	$(4,083)	$8,087	$(6,895)	$7,813

Basic net (loss) income per share	$(0.29)	$0.59	$(0.50)	$0.57

Diluted net (loss) income per share	$(0.29)	$0.58	$(0.50)	$0.56

Weighted average number of shares outstanding:
Basic	13,917	13,746	13,896	13,699
Diluted	13,917	13,981	13,896	13,915

Surmodics, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (in thousands)

	March 31,	September 30,
	2022	2021
Assets	(Unaudited)	(See note)
Current Assets:
Cash and cash equivalents	$24,712	$31,153
Available-for-sale securities	2,007	7,717
Accounts receivable, net	11,037	9,169
Contract assets — royalties and license fees	7,242	7,091
Inventories, net	9,471	6,760
Prepaids and other	10,212	8,365
Total Current Assets	64,681	70,255
Property and equipment, net	29,079	30,090
Available-for-sale securities	—	2,002
Deferred tax assets	7,181	5,867
Intangible assets, net	33,511	37,054
Goodwill	44,248	45,606
Other assets	5,487	3,718
Total Assets	$184,187	$194,592
Liabilities and Stockholders’ Equity
Current Liabilities:
Short-term borrowings	10,000	10,000
Deferred revenue	4,019	4,647
Other current liabilities	14,350	15,168
Total Current Liabilities	28,369	29,815
Deferred revenue	8,423	10,301
Other long-term liabilities	14,132	14,391
Total Liabilities	50,924	54,507
Total Stockholders’ Equity	133,263	140,085
Total Liabilities and Stockholders’ Equity	$184,187	$194,592

Note: Derived from audited financial statements as of the date indicated.

Surmodics, Inc. and Subsidiaries Supplemental Segment Information (in thousands) (Unaudited)

	Three Months Ended March 31,
	2022		2021
Revenue:		% of Total		% of Total	% Change
Medical Device	$18,453	70.7%	$27,907	79.7%	(33.9)%
In Vitro Diagnostics	7,653	29.3%	7,088	20.3%	8.0%
Total revenue	$26,106		$34,995		(25.4)%

	Six Months Ended March 31,
	2022		2021
Revenue:		% of Total		% of Total	% Change
Medical Device	$35,361	72.0%	$44,103	77.0%	(19.8)%
In Vitro Diagnostics	13,748	28.0%	13,189	23.0%	4.2%
Total revenue	$49,109		$57,292		(14.3)%

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Operating (loss) income:
Medical Device	$(5,612)	$8,564	$(9,404)	$7,971
In Vitro Diagnostics	3,720	3,809	6,875	7,029
Total segment operating (loss) income	(1,892)	12,373	(2,529)	15,000
Corporate	(3,008)	(2,890)	(5,812)	(5,424)
Total operating (loss) income	$(4,900)	$9,483	$(8,341)	$9,576

Surmodics, Inc. and Subsidiaries Reconciliation of GAAP Measures to Non-GAAP Amounts Schedule of EBITDA, Adjusted EBITDA and Cash Flows from Operations (in thousands) (Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
EBITDA and Adjusted EBITDA
Net (loss) income	$(4,083)	$8,087	$(6,895)	$7,813
Income tax (benefit) provision	(919)	1,438	(1,625)	1,606
Depreciation and amortization	2,320	1,906	4,696	3,766
Investment income, net	(25)	(28)	(51)	(69)
Interest expense	129	59	265	119
EBITDA	(2,578)	11,462	(3,610)	13,235

Adjustments:
None	—	—	—	—
Adjusted EBITDA	$(2,578)	$11,462	$(3,610)	$13,235

Cash Flows from Operations
Net cash (used in) provided by operating activities	$(4,200)	$16,015	$(11,226)	$11,745

Guidance Reconciliation: Estimated Non-GAAP Diluted Earnings Per Share For the Fiscal Year Ending September 30, 2022 (Unaudited)

	Fiscal 2022 Full-Year Estimate
	Low	High
GAAP diluted EPS	$(1.70)	$(1.35)
Amortization of acquired intangibles per diluted share (1)	0.28	0.28
Non-GAAP diluted EPS	$(1.42)	$(1.07)

Surmodics, Inc., and Subsidiaries Net (Loss) Income and Diluted EPS GAAP to Non-GAAP Reconciliation (in thousands, except per share data) (Unaudited)

	For the Three Months Ended March 31, 2022
	Total Revenue	Operating Loss	Operating Loss Percentage	Loss Before Income Taxes	Net Loss (2)	Diluted EPS (3)	Effective Tax Rate
GAAP	$26,106	$(4,900)	(18.8)%	$(5,002)	$(4,083)	$(0.29)	18.4%
Adjustments:
Amortization of acquired intangible assets (1)	—	1,071	4.1%	1,071	973	0.07
Non-GAAP	$26,106	$(3,829)	(14.7)%	$(3,931)	$(3,110)	$(0.22)	20.9%

	For the Three Months Ended March 31, 2021
	Total Revenue	Operating Income	Operating Income Percentage	Income Before Income Taxes	Net Income (2)	Diluted EPS	Effective Tax Rate
GAAP	$34,995	$9,483	27.1%	$9,525	$8,087	$0.58	15.1%
Adjustments:
Amortization of acquired intangible assets (1)	—	560	1.6%	560	530	0.04
Non-GAAP	$34,995	$10,043	28.7%	$10,085	$8,617	$0.62	14.6%

	For the Six Months Ended March 31, 2022
	Total Revenue	Operating Loss	Operating Loss Percentage	Loss Before Income Taxes	Net Loss (2)	Diluted EPS (3)	Effective Tax Rate
GAAP	$49,109	$(8,341)	(17.0)%	$(8,520)	$(6,895)	$(0.50)	19.1%
Adjustments:
Amortization of acquired intangible assets (1)	—	2,160	4.4%	2,160	1,963	0.15
Non-GAAP	$49,109	$(6,181)	(12.6)%	$(6,360)	$(4,932)	$(0.35)	22.5%

	For the Six Months Ended March 31, 2021
	Total Revenue	Operating Income	Operating Income Percentage	Income Before Income Taxes	Net Income (2)	Diluted EPS	Effective Tax Rate
GAAP	$57,292	$9,576	16.7%	$9,419	$7,813	$0.56	17.1%
Adjustments:
Amortization of acquired intangible assets (1)	—	1,116	2.0%	1,116	1,056	0.08
Non-GAAP	$57,292	$10,692	18.7%	$10,535	$8,869	$0.64	15.8%

(1)	Amortization of business acquisition-related intangible assets and associated tax impact. A significant portion of the business acquisition-related amortization is not tax deductible.

(2)

Net (loss) income includes the effect of the above adjustments on the income tax benefit (provision), taking into account deferred taxes and non-deductible items. Income tax impacts were estimated using the applicable statutory rate (21% in the U.S. and 12.5% in Ireland).

(3)

Potentially dilutive common shares resulting from dilutive common stock options and non-vested stock relating to restricted stock awards and restricted stock units have been excluded from the calculation of GAAP net loss per share as their effect was antidilutive for three and six months ended March 31, 2022 as a result of the GAAP net loss for these periods.

Contacts

Surmodics, Inc.
Tim Arens, 952-500-7000
ir@surmodics.com